                                                                 EXHIBIT 10(iii)




                             COOPER INDUSTRIES, INC.
                    SUPPLEMENTAL EXCESS DEFINED BENEFIT PLAN
                          (AUGUST 1, 1998 RESTATEMENT)

                             COOPER INDUSTRIES, INC.
                    SUPPLEMENTAL EXCESS DEFINED BENEFIT PLAN
                          (AUGUST 1, 1998 RESTATEMENT)


                                TABLE OF CONTENTS

         SECTION                                                                                                PAGE
         -------                                                                                                ----
                                                     ARTICLE I
                                                    DEFINITIONS

         1.1      Definitions.............................................................................        2
         1.2      Construction............................................................................        5

                                                    ARTICLE II
                                        ELIGIBILITY FOR PLAN PARTICIPATION

         2.1      Eligibility of Active Employees.........................................................        6
         2.2      Participation of Certain Employees......................................................        6
         2.3      Termination of Participation............................................................        6

                                                    ARTICLE III
                                              AMOUNT OF PLAN BENEFITS

         3.1      Benefit Payable to Active Participants..................................................        9
         3.2      Benefit Payable to Participants Formerly Covered
                    By Another Nonqualified Plan..........................................................       10
         3.3      Cessation of Benefits to Certain Participants...........................................       10

                                                    ARTICLE IV
                                            PAYMENT OF PLAN BENEFITS                                             12

                                                     ARTICLE V
                                                   BENEFICIARIES                                                 13

                                                    ARTICLE VI
                                             ADMINISTRATIVE PROVISIONS

         6.1      Administration..........................................................................       14
         6.2      Powers and Authorities of the Committee.................................................       14
         6.3      Indemnification.........................................................................       14


                                                    ARTICLE VII
                                             AMENDMENT AND TERMINATION                                          16

                                                   ARTICLE VIII
                                             ADOPTION BY SUBSIDIARIES                                           17


                                                    ARTICLE IX
                                                   MISCELLANEOUS

         9.1      Non-Alienation of Retirement Rights or Benefits.........................................       18
         9.2      Payment of Benefits to Others...........................................................       18
         9.3      Plan Non-Contractual....................................................................       18
         9.4      Funding  ...............................................................................       19
         9.5      Controlling Status......................................................................       19
         9.6      Claims of Other Persons.................................................................       19
         9.7      Severability............................................................................       19
         9.8      Governing Law...........................................................................       20

                             COOPER INDUSTRIES, INC.
                    SUPPLEMENTAL EXCESS DEFINED BENEFIT PLAN
                          (AUGUST 1, 1998 RESTATEMENT)

                  WHEREAS, Cooper Industries, Inc. (hereinafter referred to as the "Company") established the Cooper Industries, Inc. Supplemental Excess Defined Benefit Plan (hereinafter referred to as the "Plan"), for the benefit of a select group of management employees of the Company and its subsidiaries; and

         WHEREAS, effective as of the close of business on July 31, 1990, the Excess Benefit Plan for Participants in the Champion Spark Plug Company Salaried Employees' Retirement Income Plan, the Champion Spark Plug Company Supplemental Benefit Plan, and effective as of the close of business on August 31, 1990, the Restoration of Retirement Income Plan for Certain Participants in the Cameron Iron Works, Inc. Retirement Plan for Salaried Employees were merged into the Plan and the Plan was restated; and

         WHEREAS, the Plan was amended subsequently on six occasions; and

         WHEREAS, the Company desires to amend and restate the Plan again;

         NOW, THEREFORE, effective as of August 1, 1998, unless specifically provided otherwise, the Plan is hereby amended and restated as hereinafter set forth with respect to Participants employed on and after such date.

                                    ARTICLE I

                                   DEFINITIONS


         1.1 DEFINITIONS. Except as otherwise required by the context, the terms used in the Plan shall have the meaning hereinafter set forth.

                  (1) The term "AFFILIATE" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

                  (2) The term "BENEFICIAL OWNER" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

                  (3) The term "BENEFICIARY" shall mean the person who, in accordance with the provisions of Article V, shall be entitled to receive distribution hereunder in the event a Participant dies before his interest under the Plan has been distributed to him in full.

                  (4) The term "CAMERON EXCESS PLAN" shall mean the Restoration of Retirement Income Plan for Certain Participants in the Cameron Iron Works, Inc. Retirement Plan for Salaried Employees as in effect on August 31, 1990.

                  (5) The term "CHAMPION EXCESS PLAN" shall mean the Excess Benefit Plan for Participants in the Champion Spark Plug Company Salaried Employees' Retirement Income Plan as in effect on July 31, 1990.

                  (6) The term "CHAMPION SALARIED PLAN" shall mean the Champion Spark Plug Company Salaried Employees' Retirement Income Plan which was merged with the Cooper Salaried Plan effective July 31, 1990.

                  (7) The term "CHAMPION SUPPLEMENTAL PLAN" shall mean the Champion Spark Plug Company Supplemental Benefit Plan.

                  (8) The term "CHAMPION EXCESS DB PLAN" shall mean the Champion Spark Plug Company Supplemental Excess Defined Benefit Plan.

                  (9) A "CHANGE IN CONTROL" shall be deemed to have occurred if an event described below occurs:

                      (a) Any Person is or becomes the Beneficial Owner,
                  directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

                      (b) The following individuals cease for any reason to
                  constitute a majority of the number of directors then serving: individuals who on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                      (c) There is consummated a merger or consolidation of the
                  Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

                      (d) The shareholders of the Company approve a plan of
                  complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  (10) The term "CHAMPION CLOSING" shall mean the completion of the sale of the stock of Champion Spark Plug Company and Moog Automotive Products, Inc. to Federal-Mogul Corporation by the Company pursuant to a certain purchase and sale agreement dated August 17, 1998 between the Company and Federal-Mogul Corporation.

                  (11) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

                  (12) The term "COMPANY" shall mean Cooper Industries, Inc., an Ohio corporation, its corporate successors, and the surviving corporation resulting from any merger of Cooper Industries, Inc.
         with any other corporation or corporations.

                  (13) The term "COOPER SALARIED PLAN" shall mean the Salaried Employees' Retirement Plan of Cooper Industries, Inc., as amended from time to time.

                  (14) The term "EMPLOYER" shall mean the Company, McGraw-Edison Company and, prior to the Champion Closing, Champion Spark Plug Company and Moog Automotive Products, Inc., as well as any subsidiary of the Company which may adopt the Plan in accordance with the provisions of
         Article VIII.

                  (15) The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (16) The term "LOCAL ADMINISTRATIVE COMMITTEE" shall mean the administrative committee that administers the Plan as set forth in
         Article VI.

                  (17) The term "MCGRAW DEFERRAL PLAN" shall mean the McGraw-Edison Supplemental Executive Benefits Plan.

                  (18) The term "MOOG SERP" shall mean the Moog Automotive, Inc. Executive Supplemental Plan.

                  (19) The term "PARTICIPANT" shall mean any employee of an Employer who is eligible to participate in the Plan pursuant to Article II of the Plan.

                  (20) The term "PERSON" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  (21) The term "PLAN" shall mean the Cooper Industries, Inc. Supplemental Excess Defined Benefit Plan as set forth herein and as amended hereafter from time to time.

                  (22) The term "PLANS ADMINISTRATION COMMITTEE" shall mean the Cooper Industries Plans Administration Committee established pursuant to the Plans Management Procedure adopted by the Board of Directors of the Company to administer the Company's employee benefit plans.

         1.2 CONSTRUCTION. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

                                   ARTICLE II

                       ELIGIBILITY FOR PLAN PARTICIPATION

         2.1 ELIGIBILITY OF ACTIVE EMPLOYEES. Any select management and highly compensated employee of an Employer:

          (i) whose retirement benefits under the Cooper Salaried Plan are limited by the provisions of Section 415 or Section 401(a)(17) of the Code; or

         (ii) who participates in the Cooper Salaried Plan as well as in the Cooper Deferral Plan.

shall become a Participant in the Plan automatically upon such limitation or participation.

         2.2 PARTICIPATION OF CERTAIN EMPLOYEES. Notwithstanding the provisions of Section 2.1, but subject to the provisions of Section 2.3, individuals who were participants in a plan set forth below as of the applicable effective date shall become a Participant in the Plan as of the applicable participation date set forth below; provided, however, that as of the Champion Closing, Participants who were participants in the Champion Excess Plan and Moog SERP shall no longer be Participants under the Plan, but shall participate in the Champion Spark Plug Company Supplemental Excess Defined Benefit Plan.


           Plan                        Effective Date            Plan Participation Date
           ----                        --------------            -----------------------
Champion Supplemental Plan             July 31, 1990             August 1, 1990
Cameron Excess Plan                    August 31, 1990           September 1, 1990
Moog SERP                              December 31, 1993         January 1, 1994

         2.3 TERMINATION OF PARTICIPATION. Notwithstanding the provisions of Sections 2.1 and 2.2 effective as of the applicable date hereinafter set forth, Participants last employed at the following facilities shall cease to be covered by the Plan.


                  Employer                    Facility                   Effective Date
                  --------                    --------                   --------------

                  1.  Belden Wire & Cable     Richmond, Indiana          August 1, 1993
                           Company            Clinton, Arkansas
                                              Essex Junction, Vermont
                                              Franklin, North Carolina
                                              Monticello, Kentucky
                                              Tompkinsville, Kentucky
                                              Related Sales Offices

                  2.  Gardner Denver          Quincy, Illinois           January 1, 1994
                           Machinery Inc.     LaGrange, Missouri
                                              Compton, California
                                              Related Sales Offices

                  3.  Cooper Cameron          Houston, Texas             January 1, 1995
                           Corporation        Berwick, Louisiana
                                              Katy, Texas
                                              Liberty, Texas
                                              Missouri City, Texas
                                              Oklahoma City, Oklahoma
                                              Patterson, Louisiana
                                              Richmond, Texas
                                              Ville Platte, Louisiana
                                              Related Sales and Service
                                                Facilities

                  4.  Cooper Energy Service   Mount Vernon, Ohio         January 1, 1995
                           Operations         Grove City, Pennsylvania
                                              Springfield, Ohio
                                              Oklahoma City, Oklahoma
                                              Wheat Ridge, Colorado
                                              Alameda, California
                                              Tulsa, Oklahoma
                                              Related Sales Offices

                  5.  Cooper Turbocompressor  Buffalo, New York          January 1, 1995
                           Division           Sales Offices

                  6.  Wheeling Machine        Pine Bluff, Arkansas       January 1, 1995
                           Products Company

                  7.  Champion Spark Plug     Boaz, Alabama              Date of the Champion
                           Company            Manila, Arkansas                Closing
                                              Commerce, California
                                              Hayward, California

                                              Ontario, California
                                              Burlington, Iowa
                                              Chicago, Illinois
                                              Michigan City, Indiana
                                              Glasgow, Kentucky
                                              Brighton, Massachusetts
                                              Detroit, Michigan
                                              Troy, Michigan
                                              Berkeley, Missouri
                                              Chesterfield, Missouri
                                              Kansas City, Missouri
                                              St. Louis, Missouri
                                              Batesville, Mississippi
                                              Pontotoc, Mississippi
                                              Mahwah, New Jersey
                                              Toms River, New Jersey
                                              Auburn, New York
                                              Salisbury, North Carolina
                                              Cambridge, Ohio
                                              Cleveland/Solon, Ohio
                                              Hilliard, Ohio
                                              Toledo, Ohio
                                              Burns Flat, Oklahoma
                                              Portland, Oregon
                                              Weatherly, Pennsylvania
                                              Greenville, South Carolina
                                              Liberty, South Carolina
                                              Memphis, Tennessee
                                              Tullahoma, Tennessee
                                              Smithville, Tennessee
                                              Dyersburg, Tennessee
                                              Dallas, Texas
                                              Palestine, Texas
                                              Winchester, Virginia


                                   ARTICLE III

                             AMOUNT OF PLAN BENEFITS

         3.1 BENEFIT PAYABLE TO ACTIVE PARTICIPANTS. Except as set forth below, the supplemental benefit payable to an eligible Participant under the Plan who is credited with service for benefit accrual purposes under the Cooper Salaried Plan, shall be an amount which when added to the retirement benefit payable to such Participant under the Cooper Salaried Plan equals the retirement benefit which would have been payable under the Cooper Salaried Plan to the Participant, if (i) the limitations of Sections 401(a)(17) and 415 of the Code were not in effect; and/or (ii) the Participant had not deferred any compensation under the Cooper Deferral Plan or the McGraw Deferral Plan which would have been considered as compensation for benefit accrual purposes under the Cooper Salaried Plan and was not so considered. Notwithstanding the foregoing, prior to the Champion Closing, in no event shall the supplemental benefit of a Participant who is a former Moog SERP participant and who is listed below (a "Former Moog SERP Participant") be less than the amount hereinafter set forth, reduced, however, by 3/12 of one percent for each month that commencement of benefits precedes attainment of age 60.

                         Former Moog
                            SERP                     Monthly Single Life Annuity Payable
                        Participant                          at or after Age 60
                     -----------------               -------------------------------------
                     L. W. McCurdy                              $2,213.47
                     J. A. Passante                               $628.67
                     J. F. Collins                                $698.34
                     T. M. Smith                                  $297.17
                     J. C. Corey                                  $688.81
                     G. Holler                                    $436.97
                     K. G. Mullen                               $1,020.42

         3.2 BENEFIT PAYABLE TO PARTICIPANTS FORMERLY COVERED BY ANOTHER NONQUALIFIED PLAN. The supplemental benefit payable to a Participant who was not credited with service for benefit accrual purposes under the Cooper Salaried Plan shall be an amount determined as follows:

             (a) Prior to the Champion Closing, the benefit payable under the Plan to any Participant who retired or separated from service prior to August 1, 1990, and who was covered under the Champion Excess Plan on July 31, 1990, shall be the amount which such Participant was eligible to receive under the terms of the Champion Excess Plan in effect as of the date of such retirement or separation from service.

             (b) Prior to the Champion Closing, the benefit payable under the Plan to any Participant who was a participant in the Champion Supplemental Plan on July 31, 1990, shall be an amount which such Participant would have received (i) under the Champion Spark Plug Company Salaried Employees' Retirement Income Plan (the "Champion Salaried Plan") if he had been covered under such plan on July 31, 1990 and if all his service with Champion Spark Plug Company or a predecessor or subsidiary thereof had been covered under the Champion Salaried Plan, or (ii) under the DeVilbiss Company Salaried Employees Retirement Plan (the "DeVilbiss Salaried Plan") if all his service with the Company or a predecessor or subsidiary thereof had been covered under the DeVilbiss Salaried Plan, or (iii) under the Baron Drawn Steel Salaried Retirement Plan (the "Baron Salaried Plan") if all his service with the Company or a predecessor or subsidiary thereof had been covered under the Baron Salaried Plan; provided, however, that if such a Participant was covered under more than one of the aforementioned plans, his benefit shall be determined under the provisions of the plan which would produce the greatest benefit; and provided further, that the amount of any benefit payable to a Participant under any plan which is based on service that is used to determine a benefit hereunder shall reduce such Participant's Plan benefits.

         3.3 CESSATION OF BENEFITS TO CERTAIN PARTICIPANTS. Notwithstanding the foregoing, benefits otherwise payable under the Plan to certain Participants listed below shall cease as of the applicable effective date.

             (a) Prior to the Champion Closing, in the event that a Participant who retired or separated from service prior to August 1, 1990 and who was covered under the Champion Excess Plan on July 31, 1990, engages in competition with the Company, in the sole judgment of the Plans Administration Committee, all benefits otherwise payable hereunder to such Participant shall be forfeited immediately and that no further benefits under the Plan or otherwise shall be payable or due such Participant. In addition, payments made to a Participant while such Participant engaged in competition with the Company shall be refundable to the Company at its request.

             (b) Any supplemental benefit credited or payable as of January 1, 1995 to a Participant who is an employee of Cooper Cameron Corporation or a former employee of the Company who was last employed by the Cooper Tool Oil Division, the Cooper Energy Services Operations, the Cooper Turbocompressor Division, or Wheeling Machine Products Company and who was not employed by the Company on January 1, 1995, shall not be so credited or payable under the Plan but rather shall be credited and payable under the Cooper Cameron Corporation Supplemental Excess Defined Benefit Plan.

             (c) Any supplemental benefit credited or payable as of the Champion Closing to a Participant who is an employee of Champion Spark Plug Company or a former employee of the Company who was last employed at a Champion Spark Plug or Moog facility and who is not employed by the Company on the Champion Closing, shall not be so credited or payable under the Plan but rather shall be credited and payable under the Champion Spark Plug Company Supplemental Excess Defined Benefit Plan.

                                   ARTICLE IV

                            PAYMENT OF PLAN BENEFITS

         Except as specifically provided hereinafter, the supplemental benefits determined under Article III shall be paid to a Participant or his Beneficiary, if applicable, in the same manner and form as, and coincident with, the payment of the retirement benefits of such Participant, or Beneficiary, under the Cooper Salaried Plan, utilizing the factor or conditions applicable to the benefit of such Participant or Beneficiary under the Cooper Salaried Plan. Notwithstanding the foregoing:

         (i) Prior to the Champion Closing, any supplemental benefit that is determined pursuant to the provisions of Section 3.2 and that is being paid thereunder to a Participant who is, or was, not credited with benefit accrual service under the Cooper Salaried Plan and who is, or was, eligible to such Plan benefit due to the merger of the Champion Excess Plan, the Champion Supplemental Plan, the Cameron Excess Plan, or the Moog Automotive, Inc. Executive Supplemental Plan (a "Merged Plan") into the Plan, shall be payable to such Participant in the same manner, form, time, and duration applicable to the benefits of such Participant under the Merged Plan formerly covering such Participant.

         (ii) Any supplemental benefit that is payable to a Participant who is a former Moog SERP Participant pursuant to the provisions of Section 3.1 shall be payable to such Participant in the same manner, form, time and duration applicable to the benefits of such Participant under the Moog SERP as of December 31, 1993.

         (iii) In no event shall any benefit of a Participant who is employed by Cameron Forged Products Company, or a successor thereof, be distributed to such Participant prior to his termination of employment with Cameron Forged Products Company, or successor thereof.

                                    ARTICLE V

                                  BENEFICIARIES

         In the event a Participant dies before his interest under the Plan has been distributed to him in full, any remaining interest, or portion thereof, shall be distributed pursuant to Article IV to his Beneficiary who shall be the person designated as his beneficiary under the Cooper Salaried Plan, or if such interest is attributable to the Champion Excess Plan, the Champion Supplemental Plan, or the Cameron Excess Plan, his Beneficiary shall be his beneficiary pursuant to the terms of the Champion Excess Plan, the Champion Supplemental Plan or the Cameron Excess Plan, as the case may be.

                                   ARTICLE VI

                           ADMINISTRATIVE PROVISIONS

         6.1 ADMINISTRATION. The Plan shall be administered by the Local Administrative Committee under the Cooper Salaried Plan which shall administer it in a manner consistent with the administration of the Cooper Salaried Plan, as from time to time amended, except that the Plan shall be administered as an unfunded plan not intended to meet the qualification requirements of Section 401 of the Code.

         6.2 POWERS AND AUTHORITIES OF THE COMMITTEE. The Local Administrative Committee shall have full power and authority to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. The Local Administrative Committee may delegate any of its powers, authorities, or responsibilities for the operation and administration of the Plan to any person or committee so designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. No member of the Local Administrative Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith. Members of the Local Administrative Committee shall not participate in any action or determination regarding their own benefits, if any, payable under the Plan.

         6.3 INDEMNIFICATION. In addition to whatever rights of indemnification a member of the Local Administrative Committee or the Plans Administration Committee, or any other person or persons to whom any power, authority, or responsibility is delegated pursuant to Section 6.2, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion provided under the Plan.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

         The Company reserves the right to amend or terminate the Plan at any time by action of the Plans Administration Committee; provided, however, that no such action shall adversely affect any Participant who is receiving supplemental benefits under the Plan or who has accrued a supplemental benefit under the Plan, unless an equivalent benefit is otherwise provided under another plan or program sponsored by the Company.

                                  ARTICLE VIII

                            ADOPTION BY SUBSIDIARIES

         Any subsidiary of the Company which at the time is not an Employer may, with the consent of the Company, adopt the Plan and become an Employer hereunder. Notwithstanding the foregoing, effective as of the effective date hereinafter set forth, the following subsidiaries shall not be included as an Employer under the Plan.

                Effective Date                        Subsidiary
                --------------                        ----------
                August 1, 1993                Belden Wire & Cable Company
                January 1, 1994               Gardner Denver Machinery Inc.
                May 26, 1994                  Cameron Forged Products Company
                January 1, 1995               Cooper Cameron Corporation
                Champion Closing              Champion Spark Plug Company and its
                                              subsidiaries
                Champion Closing              Moog Automotive Products, Inc. and its
                                              subsidiaries

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 NON-ALIENATION OF RETIREMENT RIGHTS OR BENEFITS. No benefit under the Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant or Beneficiary shall attempt to, or shall, alienate or in any way encumber his rights or benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents as the Local Administrative Committee may select.

         9.2 PAYMENT OF BENEFITS TO OTHERS. If any Participant or Beneficiary to whom a retirement benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, or sister, or any other individual deemed by the Local Administrative Committee to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 9.2 shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

         9.3 PLAN NON-CONTRACTUAL. Nothing contained herein shall be construed as a commitment or agreement on the part of any person employed by an Employer to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of an Employer to continue the employment or the annual rate of compensation of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been established.



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


         9.4 FUNDING. In order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. Subject to the provisions of the trust agreement governing such trust fund, the obligation of an Employer under the Plan to provide a Participant or a Beneficiary with a benefit constitutes the unsecured promise of such Employer to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Employer.

         9.5 CONTROLLING STATUS. No Participant shall be eligible for a supplemental retirement benefit under the Plan unless such Participant is a Participant on the date of his retirement, death, or other termination of employment.

         9.6 CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against an Employer, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

         9.7 SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         9.8 GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

         EXECUTED at Houston, Texas, this ___________ day of ___________, 1998.



                                          COOPER INDUSTRIES, INC.



                                          By: /s/ CARL J. PLESNICHER, JR.
                                             ---------------------------------
                                             Title: Senior Vice President,
                                                    Human Resources



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